ASSET MANAGEMENT AGREEMENT

THIS ASSET MANAGEMENT AGREEMENT (this "**Agreement**") is made and entered into as of the 22nd day of March, 2023 (the "**Effective Date**"), by and among ' a Delaware limited liability company, and each other party listed in **Exhibit A** attached hereto and incorporated herein (together with all successors and permitted assigns, collectively "**Owner**"), on the one hand, and **VERSITY INVEST, LLC**, a Delaware limited liability company (together with its successors and permitted assigns, collectively "**Manager**"), on the other.

RECITALS

A. Owner owns the multi-family real property and improvements known as ' located at

B. Owner has also entered into that certain Property Management Agreement dated as of the date hereof with Book and Ladder, LLC, a California limited liability company ("**Property Manager**"), pursuant to which Property Manager provides property management services to Owner and manages the day-to-day operation of the Property.

C. Owner desires to obtain the assistance and services of Asset Manager and of Asset Manager's organization to oversee the Property Manager and to provide asset management services for the Property.

NOW THEREFORE, in consideration of the mutual covenants herein contained said parties agree as follows:

WITNESSETH

1. **Appointment of Asset Manager.** Owner hereby engages and appoints Asset Manager as the asset manager of the Property to oversee the Property Manager and to provide direction to the Property Manager on behalf of the Owner with respect to the operation and management of the Property, upon the conditions and for the term and compensation herein set forth, and as directed by the Owner.

2. **Term.**

(a) This Agreement shall be effective as of the date hereof and unless sooner canceled as provided herein, shall continue in full force and effect until terminated by either party, as allowed within this Agreement.

(b) Either party may cancel this Agreement in the event of any material breach by the other party hereunder which continues for a period of ten (10) days after written notice from the non-breaching party. Owner may immediately terminate this Agreement in the event of gross negligence or willful misconduct in the discharge of Asset Manager's duties hereunder. If a petition in bankruptcy is filed by or against the Asset Manager or if the Asset Manager makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or proceeding, then the Owner may immediately cancel this Agreement without notice to the Asset Manager. Notwithstanding the foregoing, the Owner may terminate this Agreement, for any reason whatsoever, upon thirty (30) days prior written notice in its sole and absolute discretion.

3. **Acceptance of Appointment.** Asset Manager hereby accepts such appointment and agrees to oversee the Property Manager in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, Asset Manager agrees to perform and Owner hereby expressly authorizes and empowers Asset Manager to perform the following duties, in each case subject to the approval of the Owner and subject to the requirements of any lender who holds a first lien secured by the Property (the "**Lender**"):

(a) To oversee the work of the Property Manager with respect to the Property;

(b) To review and make recommendations to the Owner with respect to all operating budgets prepared by the Property Manager for the Property and any and all non-budgeted expenditures for the Property;

(c) To review and make recommendations to the Owner with respect to all capital budgets for the Property and any and all non-budgeted capital expenditures for the Property;

(d) To review marketing and leasing recommendations of the Property Manager and to recommend to the Owner the acceptance or modification of such recommendations;

(e) To review and make recommendations to the Owner with respect to all insurance policies maintained by Property Manager covering the Property or the activities of the Property Manager and to recommend to the Owner insurance coverages to be maintained by the Property that are not otherwise maintained by Property Manager;

(f) To review and make recommendations to the Owner concerning all reports prepared by the Property Manager and relating to the Property; and

(g) To interface with the Property Manager on behalf of the Owner to implement actions recommended by the Asset Manager and approved by the Owner and to otherwise take actions with respect to the Property that would typically be taken by the Owner, in all instances subject to the approval of the Owner and, if required by the terms of the Loan Documents, the Lender.

4. **Indemnification.**

(a) Asset Manager's Indemnity. To the maximum extent permitted by law, Asset Manager shall indemnify, hold harmless, protect and defend Owner and Owner and their respective officers, directors, shareholders, partners, trustees, members, employees, or agents, and all others who could be liable for the obligations of any of them, from and against any and all claims, demands, actions, fines, penalties, liabilities, losses, taxes, damages (with such damages being limited to actual damages and not consequential damages), costs, injuries and expenses claimed by third parties (including, without limitation, actual attorneys', consultants' and expert witness' fees and costs at the pre-tail, trial, and appellate levels) (collectively, "**Damages**") in any manner referred to, arising out of or resulting from:

(i) Default. Any default of Asset Manager to perform its obligations under this Agreement;

(ii) Scope of Authority. Any acts of Asset Manager beyond the scope of its authority under this Agreement;

(iii) Negligence. Any gross negligence, willful misconduct or fraud of Asset Manager or any agent or employee of Asset Manager; or

(iv) Litigation. Disputes with Asset Manager's employees for worker's compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses in connection therewith.

(b) Owner's Indemnity. To the maximum extent permitted by law, Owner shall indemnify, hold harmless, protect and defend Asset Manager and its officers, directors, employees, agents, contractors and all others who could be liable for the obligations of Asset Manager from and against any and all Damages in any manner related to, arising out of or resulting from Asset Manager's performance of services which are both (a) within the scope of Asset Manager's authority under this Agreement, and (b) not within the scope of Asset Manager's indemnity set forth in this **Section 4**.

(c) Waiver of Subrogation. Each party shall obtain waivers of subrogation with respect to claims against the other party for damage to its property and waives any claims it might have against the other party as a result of any such damage.

(d) Interpretation. The rights and obligations of indemnity described in this **Section 4** shall not be exclusive and shall be in addition to such other rights and obligations as may be otherwise available to either party at law or in equity.

(e) Survival. The provisions of this **Section 4** shall survive the expiration or sooner termination of this Agreement.

(f) Non-Reimbursable Costs. The following expenses or costs incurred by or on behalf of Asset Manager in connection with the management and leasing of the Property shall be at the sole cost and expense of Asset Manager and shall not be reimbursed by the Owner: (i) costs attributable to losses arising from negligence, fraud or willful misconduct on the part of the Asset Manager, Asset Manager's associates or employees; (ii) the cost of insurance purchased by the Asset Manager for its own account; and (iii) Asset Manager's cost of overhead, salaries and other items except as expressly provided herein.

5. **Compensation of Asset Manager**. Owner agrees to pay to Asset Manager, as compensation for the services performed by the Asset Manager pursuant to this Agreement, the amounts stipulated in **Schedule 1** hereto. Except as provided in **Schedule 1** and except as otherwise provided in this Agreement, no other management fees, or other fees or amounts, no matter how designated, shall be payable by Owner to Asset Manager. Without limiting the foregoing, no compensation shall be paid on receipts arising out of the settlement of fire losses or out of receipt of security deposits. All compensation due to Asset Manager under this Agreement is, and shall remain, fully subject and subordinate to the rights of the Lender under any and all documents (collectively, the "**Loan Documents**") governing the loan made by Lender and secured by a lien on the Property (the "**Loan**"). No compensation shall be paid to the Asset Manager at any time when there exists an uncured default under any of the Loan Documents.

6. **Termination.** In the event of the termination of this Agreement:

(a) All records pertaining to the operation of the Property, together with any other property of Owner in Asset Manager's possession, shall immediately be delivered to Owner or its representative authorized to receive the same, and Owner's rights to all of such records shall be independent of any obligation of Owner under this Agreement;

(b) Asset Manager's right to compensation shall immediately cease, except that any compensation payable with respect to rentals already collected by Manager for the month in which this Agreement is terminated and any other amounts payable hereunder to Asset Manager and properly due, may be deducted before such rents are paid to Owner; and

(c) The relationship created hereby shall immediately cease and terminate.

7. **Notices.** Any notices relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes (a) when delivered, if (i) by receipt-confirmed facsimile transmission with the original subsequently delivered by first-class United States mail or other means described herein, (ii) in person, or (iii) by generally recognized overnight courier service, or (b) five days after deposit in the United States mail, certified or registered mail, return receipt requested, postage prepaid, to the respective addresses set forth below, or to such other addresses as the parties may designate from time to time.

Owner:

20 Enterprise, Suite 400
Aliso Viejo, CA 92656
Attention: Legal Department

Asset Manager:

20 Enterprise, Suite 400
Aliso Viejo, CA 92656
Attention: Legal Department

Either party hereto may, by notice to the other party, change the address to which notices shall be sent. Additionally, Owner may give notice by hand-delivery at the above address

8. **Asset Manager's Authority Limited.** Manager's authority shall be derived wholly from this Agreement. Asset Manager has no authority to act for or represent the Owner except as herein specified. It is understood and agreed that Asset Manager is not the agent of Owner or Owner for the purpose of employing persons on an employer-employee basis. Asset Manager shall observe all laws respecting the employment of persons and shall indemnify and hold harmless Owner and Owner from and against any and all claims, judgments and demands asserted by third parties against Owner or Owner alleging violations of such laws. It is furthermore understood and agreed that nothing in this Agreement is intended to create nor shall be construed to create an employer-employee relationship between Owner and Asset Manager, or Owner and Asset Manager. Asset Manager's relationship to Owner shall at all times be that of independent contractor.

9. **Entire Agreement.** This Agreement together with its attached Schedules and Exhibits (if any) constitute the entire agreement between the parties hereto and no modification hereof shall be effective unless made by supplemental agreement, in writing, executed by the parties hereto.

10. **Governing Law.** This Agreement shall be governed and construed under the laws of the state of California.

11. **Owner's Consent.** Where consent of Owner is herein required, such consent shall be given or denied by such persons as may from time to time be appointed by Owner to serve as its designated representatives.

12. **Assignment.** Asset Manager shall not assign this Agreement or any interest herein without the prior written consent of Owner, and any attempted assignment without such consent shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

13. **Headings.** Paragraph titles or captions contained herein are for reference only and shall in no way define, limit or extend the scope of this Agreement.

14. **Merger.** This Agreement supersedes and renders void any prior understandings or agreements entered into between the parties hereto or any predecessor entity to either of the parties hereto regarding the management of the Property.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed and delivered as of the day, month and year first written above.

OWNER:

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By:____________________
Name: Tanya Muro
Its: Authorized Signatory

By:____________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By:____________________
Name: Tanya Muro
Its: Authorized Signatory

By:____________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By:____________________
Name: Tanya Muro
Its: Authorized Signatory

By:____________________
Name: Blake Wettengel
Its: Authorized Signatory

a Delaware limited liability company

By: Versity Invest, LLC,
a Delaware limited liability company,
its manager

By: ______________________
Name: Tanya Muro
Its: Authorized Signatory

By: ______________________
Name: Blake Wettengel
Its: Authorized Signatory

ASSET MANAGER:

VERSITY INVEST, LLC,
a Delaware limited liability company

By: ______________________
Name: Tanya Muro
Title: Manager

By: ______________________
Name: Blake Wettengel
Title: Manager

Schedule 1 to Asset Management Agreement

Compensation

Owner agrees to pay Asset Manager for its services under this Agreement for each month a fee equal to one percent (1.0%) of Gross Revenue. As used herein, the term "**Gross Revenue**" shall mean, all the revenue paid to Owner for use and occupancy of the Property but shall not include receipts arising out of the settlement of casualty losses or out of receipt of security deposits.

Coterminous with the term of this Agreement, Owner hereby appoints Asset Manager to act as Owner's agent with respect to the marketing and sale of the Property (the Asset Manager in such capacity the "**Marketing Agent**"). Notwithstanding anything in this Agreement to the contrary, Owner and Asset Manager acknowledge and agree that any fees payable to Asset Manager pursuant to this provision shall be paid to Asset Manager in its capacity as Marketing Agent of Owner. Each party shall reflect the transactions represented by this provision in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with the characterization set forth herein.

In consideration of its services as Marketing Agent, upon the sale or exchange of the Property, Asset Manager (in its capacity as Marketing Agent) or a third party commercial real estate broker will be entitled to receive an amount in cash equal to the standard market commission for the sale of similar properties in the Morgantown, West Virginia metropolitan area (the "**Marketing Commission**"). If Asset Manager receives the Marketing Commission, then Asset Manager (in its capacity as Marketing Agent) shall be responsible for paying for any third-party brokerage commissions. The Marketing Commission will be paid to Asset Manager (in its capacity as Marketing Agent) at the closing of the sale or exchange of the Property, or as is customary in the market. The Marketing Commission shall be calculated as a percentage of the gross sales price of the Premises. For the avoidance of doubt, in its sole discretion, Asset Manager (in its capacity as Marketing Agent) may choose to waive any or all the Marketing Commission to which it is otherwise entitled pursuant to this provision.

EXHIBIT A TO ASSET MANAGEMENT AGREEMENT

OWNERS

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656

20 Enterprise, Suite 400
Aliso Viejo, CA 92656